Exhibit 10.4

INPHONIC, INC.

SERIES E CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE

AGREEMENT

THIS SERIES E CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is entered into as of June 12, 2003, by and among INPHONIC, INC., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (“Exhibit A”) (which persons and entities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of an aggregate of 8,905,884 units (the “Units”) pursuant to this Agreement and the Exchange Agreement (as defined in Section 3.1 below) consisting of (i) one (1) share of the Company’s Series E Convertible Preferred Stock, par value $0.01 per share (the “Series E Stock”), (ii) a warrant to acquire two tenths (0.2) of a share of Series E Stock in substantially the form attached hereto as Exhibit B (the “Preferred Warrants”), and (iii) a warrant to acquire shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in substantially the form attached hereto as Exhibit C (the “Contingent Warrants” and, together with the Preferred Warrants, the “Warrants”); and

WHEREAS, the Company desires to sell and issue the Units to the Purchasers on the terms and conditions set forth herein, and the Purchasers desire to purchase the Units on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO SELL AND PURCHASE.

1.1 Authorization of Shares and Warrants. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (a) the sale and issuance to the Purchasers of an aggregate of 8,709,678 shares of its Series E Stock pursuant to this Agreement and the issuance to the Purchasers of 196,206 shares of Series E Stock pursuant to the Exchange Agreement (together, the “Shares”), (b) the sale and issuance to the Purchasers of the Warrants associated with the Shares that comprise the Units, and (c) the issuance of such shares of Series E Stock and Common Stock to be issued upon conversion of the Shares and exercise of the Warrants (together, the “Conversion Shares”). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Tenth Amended and Restated Certificate of Incorporation, in the form attached hereto as Exhibit D (the “Certificate of Incorporation”).

1.2 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each

Purchaser agrees to purchase from the Company, severally and not jointly, the number of Units set forth opposite such Purchaser’s name on Exhibit A at a purchase price of $3.10 per Unit (the “Series E Price”). The Company and the Purchasers, having adverse interests and as a result of arm’s length bargaining, agree that (i) neither the Purchasers nor any of their affiliates have rendered or have agreed to render any services to the Company in connection with this Agreement or the issuance of the Units, and (ii) the Warrants are not being issued as compensation. The Company and the Purchasers agree that the fair market value of the Preferred Warrant purchased by each Purchaser as part of the Units they are purchasing is equal to $0.001 multiplied by the number of shares of Series E Stock for which such Preferred Warrant is initially exercisable, and to file all federal, state, local and foreign tax returns in a manner consistent with such valuation. The Company and the Purchasers agree that the fair market value of the Contingent Warrants which will be purchased by each Purchaser as part of the Units they are purchasing is equal to $0.0001 multiplied by the number of shares of Common Stock for which such Contingent Warrant is exercisable at the time of purchase, and to file all federal, state, local and foreign tax returns in a manner consistent with such valuation. The number of shares of Common Stock underlying the Contingent Warrants shall be determined based on the time at which the Company consummates its initial underwritten public offering (“IPO”), all as more specifically set forth on Schedule 1.2 hereto.

2. CLOSING.

2.1 Closing. The sale and purchase of the Units under this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Piper Rudnick LLP, 1200 Nineteenth Street, N.W., Washington, DC 20036 at 10:00 a.m. Eastern Time on the date hereof (the “Closing Date”). At the Closing, the Company shall deliver to each Purchaser listed on Exhibit A (i) such number of Shares to be purchased by such Purchaser as set forth on Exhibit A opposite such Purchaser’s name, (ii) a Preferred Warrant exercisable for such number of shares of Series E Stock as set forth on Exhibit A opposite such Purchaser’s name, and (iii) a Contingent Warrant, by delivery to each Purchaser of a certificate representing the number of Shares to be purchased as set forth on Exhibit A, a Preferred Warrant to acquire such number of shares of Series E Stock as set forth on Exhibit A, and a Contingent Warrant against payment of the purchase price therefor by wire transfer made payable to the order of the Company (it being acknowledged by the Company that the payment from the Purchasers for the Units may be delayed by up to ten calendar days following the Closing Date (such date of payment, the “Payment Date”)). If at the Closing any of the applicable conditions specified in Section 5.1 shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the Closing specifically identifying the relevant Section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, the Company hereby represents and warrants to each such Purchaser as of the date of the Closing as follows (such representations and warranties do not lessen or obviate the representations and warranties of each of the Purchasers set forth in this Agreement):

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Warrants, the Seventh Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit E (the “Investor Rights Agreement”), the Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit F (the “Co-Sale Agreement”), the Sixth Amended and Restated Voting Agreement in the form attached hereto as Exhibit G (the “Voting Agreement”) and the Exchange of Equity Agreement in the form attached hereto as Exhibit I (the “Exchange Agreement) (collectively, the “Related Agreements”), and all other agreements required to be executed by the Company on or prior to the Closing, to issue and sell the Units and the Conversion Shares, and to carry out the provisions of this Agreement, the Related Agreements and the Certificate of Incorporation and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business, assets, liabilities, financial condition, prospects or operations of the Company (a “Material Adverse Effect”).

3.2 Subsidiaries. The Company does not own or control, directly or indirectly, any equity security or other interest of any other corporation, association, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.3 Capitalization; Voting Rights.

(a) Immediately prior to the Closing, the authorized capital stock of the Company will consist of: (i) 100,000,000 shares of Common Stock, 32,673,576 shares of which are issued and outstanding and 18,492,425 shares of which are reserved for future issuance to employees pursuant to the Company’s 1999 Stock Incentive Plan and (ii) 47,308437 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (A) 668,782 of which have been designated as Series A Preferred Stock, par value $0.01 per share, all of which are issued and outstanding, and which, after giving effect to the Closing, are convertible into 1,671,955 shares of Common Stock, (B) 2,282,684 of which have been designated as Series B Preferred Stock, par value $0.01 per share, all of which are issued and outstanding, and which, after giving effect to the Closing, are convertible into 5,706,710 shares of Common Stock, (C) 7,273,762 of which have been designated as Series C Preferred Stock, par value $0.01 per share, 6,646,233 of which are issued and outstanding, and which, after giving effect to the Closing, are convertible into 8,307,791 shares of Common Stock, (D) 8,000,000 of which have been designated as Series D Preferred Stock, par value $0.01 per share, 4,181,605 of which are issued and outstanding, and which, after giving effect to the Closing, are convertible into 5,227,006 shares of Common Stock, (E) 12,000,000 of which have been designated as Series D-1 Preferred Stock, par value $0.01 per share, 6,083,488 of which are issued and outstanding, and which, after giving effect to the Closing, are convertible into 7,604,360 shares of Common Stock, (F) 550,000 of which have been designated as Series D-2 Preferred Stock, par value $0.01 per share, 416,667 of which are issued and outstanding, and which, after giving effect to the Closing, are convertible into 416,667 shares of Common Stock, (G) 2,000,000 of which have been designated as Series D-3 Preferred Stock, par value $0.01 per share, 792,775 of which are issued and outstanding, and which, after giving effect to the Closing, are convertible into 792,775 shares of Common Stock, (H) 1,940,000 of which have been designated Series D-4 Preferred Stock, par value $0.01 per share, 730,023 of which are issued and outstanding, and which, after giving effect to the Closing, are convertible into 730,023 shares of Common Stock, (I) 672,389 of which have been designated Series D-5 Preferred Stock, par value $0.01 per share, 672,389 of which are issued and outstanding, and which, after giving effect to the Closing, are convertible into 672,389 shares of Common Stock, and (J) 11,920,370 of which have been designated Series E Stock, none of which are issued and outstanding. Notwithstanding the foregoing, it is acknowledged that in connection with the transactions contemplated by this Agreement, all of the shares of Series D-4 Preferred Stock will be exchanged for Units to the persons and the amounts as set forth on Schedule 3.3(a) hereto.

(b) All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (a) have been duly authorized and validly issued to the persons listed, and in the numbers specified, on Exhibit H hereto, (b) are fully paid and nonassessable, and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. A description of the material terms of the vesting provisions and, to the Company’s knowledge, the rights of first refusal and rights of repurchase applicable to any security held by any officer, director or, in the Company’s reasonable belief, key employee of the Company, or by any affiliate or any member of the immediate family of any such individual, are as set forth on Exhibit H hereto.

(c) The rights, preferences, privileges and restrictions of the Shares and the other shares of Preferred Stock are as stated in the Certificate of Incorporation. The Conversion Shares have been duly and validly reserved for issuance. Other than as set forth in Schedule 3.3, there are no outstanding options, warrants, rights (including registration, conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Of the shares of Common Stock reserved for issuance under the Company’s 1999 Stock Incentive Plan, (i) options to purchase 12,236,252 shares have been granted and are currently outstanding, and (ii) 6,256,173 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to such 1999 Stock Incentive Plan. When issued in compliance with the provisions of this Agreement, the Certificate of Incorporation and the Warrants, the Units and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances and restrictions on transfer; provided, however, that the Units and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed and pursuant to any agreements entered into in connection with this Agreement.

(d) No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company.

(e) All outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Act in a form substantially identical to Section 2.14 of the Investor Rights Agreement.

3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Units pursuant hereto, the issuance of Units pursuant to the Exchange Agreement and the issuance of the Conversion Shares pursuant to the Certificate of Incorporation and the Warrants has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in Section 2.10 of the Investor Rights Agreement may be limited by applicable laws. The sale and issuance of the Units (pursuant to this Agreement and the Exchange Agreement), and the subsequent conversion of the Shares and exercise of Warrants into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.5 Financial Statements. The Company has delivered to each Purchaser (a) its audited balance sheet at December 31, 2002 (the “Statement Date”) and its audited consolidated statement of income and cash flows, including notes thereto, for the twelve month period ending on the Statement Date (the “Year End Financial Statements”) and (b) its unaudited balance sheet, and unaudited consolidated statement of income and cash flows for the four (4) month period ending on April 30, 2003 (the “Interim Financial Statements” and together with the Year End Financial Statements, the “Financial Statements”). The Year End Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except as disclosed therein, and present fairly the financial condition of the Company as of the Statement Date and the operating results of the Company during the period indicated therein. The Interim Financial Statements are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except as disclosed therein or on the Schedule of Exceptions, and except that they do not contain all footnotes required under generally accepted accounting principles or certain adjustments that may be required to adjust certain non-cash items, and present fairly the financial condition of the Company as of the date of the balance sheet and the operating results of the Company during the period indicated therein, subject to normal recurring year end audit adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.6 Liabilities. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities not required under generally accepted accounting principles to be reflected in the Financial Statements and incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

3.7 Agreements; Action.

(a) There are no material agreements, understandings or proposed transactions between the Company and any of its officers, directors, stockholders or employees, or any “affiliate” or “associate” (as such terms are defined in the rules and regulations promulgated under the Securities Act) of such affiliates or any affiliate thereof.

(b) There are no material agreements, understandings or proposed transactions between the Company, it affiliates, or to the Company’s knowledge, any directors or any affiliate thereof and any company or other entity doing business with the Company or which is in the same or similar business of the Company.

(c) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of “off the shelf” or other standard products or in connection with the license of the Company’s software and products in object code form entered into in the ordinary course of business pursuant to standard end-user agreements, the form of which has been provided to the Purchasers), or (iii) provisions restricting, or granting to other parties the rights to, the development, manufacture, distribution, marketing, assembling or sale of the Company’s products or services (other than provisions contained within agreements entered into in the ordinary course of business), or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from agreements entered into in the ordinary course of business).

(d) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000 or in excess of $125,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business, (v) acquired the business or shares of another party, or (vi) entered into any distributor, sales representative or similar agreements.

(e) For the purposes of subsections (c) and (d) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up, of the Company.

3.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.9 Changes. Since the Statement Date, there has not been:

(a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect on such assets, liabilities, financial condition, operations or prospects of the Company;

(b) Any resignation or termination of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

(c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) Any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect;

(e) Any waiver by the Company of a valuable right or of a material debt owed to it;

(f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

(g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(h) Any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

(i) Any labor organization activity;

(j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k) Any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(l) Any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that has had or would reasonably be expected to have a Material Adverse Effect;

(m) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(n) Any change in any material agreement to which the Company is a party or by which it is bound which has had or would reasonably be expected to have a Material Adverse Effect;

(o) Any other event or condition of any character that, either individually or cumulatively, has had or would reasonably be expected to have a Material Adverse Effect;

(p) Receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company; or

(q) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (p) above.

3.10 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

3.11 Patents and Trademarks.

(a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any violation or known infringement of (or other conflict with) the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, agreements, claims, encumbrances or shared ownership of any kind relating to anything referred to above in this Section 3.11 that is to any extent owned by or exclusively licensed to the Company, nor is the Company bound by or party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products, and standard end-user, object code, internal-use software license and support/maintenance agreements.

(b) The Company is not aware of any allegations that the Company has violated or, by conducting its business as now conducted or presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, and the Company is not aware of any potential basis for such an allegation or of any reason to believe that such an allegation may be forthcoming.

(c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to, or use of best efforts to promote the interests of, the Company or that would conflict with the Company’s business as now conducted or presently proposed to be conducted. Neither the execution nor delivery of this Agreement or the Related Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted or as presently proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to or outside the scope of their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

(d) The Company is not aware of any claims by any other person or entity contesting the validity, enforceability, use or ownership of any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted. The Company is not aware of any infringement or misappropriation by any other person or entity with respect to any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted.

3.12 Compliance with Other Instruments.

(a) The Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any material term of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, or writ. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Units pursuant hereto and the Exchange Agreements and the Conversion Shares pursuant to the Certificate of Incorporation and the Warrants, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such material term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

(b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any right granted under any license, distribution agreement or other agreement to which the Company is a party if such loss would have a Material Adverse Effect.

3.13 Litigation. There is no action, suit, proceeding or investigation pending or to the Company’s knowledge currently threatened against the Company or its officers that questions the validity of this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might have, either individually or in the aggregate, a Material Adverse Effect or result in a change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.14 Tax Returns and Payments. The Company has paid all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith (collectively, “Taxes”) due as of the Closing Date. The Company has timely filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns (collectively, “Tax Returns”) and reports (including information returns and reports) that the Company is required to file. The Tax Returns and reports are true and correct and all taxes shown thereon to be due have been timely paid. No penalties or other charges are or will become due with respect to any such Tax Returns as the result of the late filing thereof. The Company has either paid or established in the Financial Statements adequate reserves for the payment of all such Taxes due or claimed to be due by any taxing authority in connection with any such Tax Returns. None of the Company’s federal income tax returns have been audited by the Internal Revenue Service, none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities, and no controversy with respect to taxes of any type is pending or, to the knowledge of the Company, threatened. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom (including, but not limited to, federal income taxes and Federal Insurance Contribution Act taxes) and has paid all such amounts to the appropriate taxing authorities when due. The Company’s net operating losses for federal income tax purposes, as set forth in the Financial Statements, are not subject to any limitations imposed by Section 382 of the Internal Revenue Code of 1986 as amended (the “Code”), and consummation of the transactions contemplated by this Agreement of by any other agreement, understanding or commitment, contingent or otherwise, to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company’s ability to use such net operating losses in full to offset such taxable income. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Since the Statement Date, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.

3.15 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees and upon any termination of the employment of any such employees. Schedule 3.15 sets forth a true, correct and complete list of all employment, severance, non-competition, deferred compensation and similar arrangements between the Company and all officers, employees and consultants of the Company and all such arrangements with former officers, employees and consultants of the Company pursuant to which the Company is obligated to make any payments or provide any benefits. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company, and the employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, or other employee compensation agreement.

3.16 Assignment of Inventions, Non-Disclosure and Non-Competition Agreements. Each former and current employee, officer and consultant of the Company has executed an Assignment of Inventions, Non-Disclosure and Non-Competition Agreement in substantially the form of Exhibit I attached hereto. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s Assignment of Inventions, Non-Disclosure and Non-Competition Agreement. The Company is not aware that any of its present and former employees, officers or consultants are in violation thereof, and the Company will use is diligent efforts to prevent any such violation.

3.17 Obligations of Management. Each officer of the Company is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. To the Company’s knowledge, no officer or key employee plans to work for a competing enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

3.18 Registration Rights and Voting Rights.

(a) Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.

(b) To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company, has entered into any agreement with respect to the voting or giving of written consents with respect to the equity securities of the Company or by a director of the Company. The Company, except as contemplated in the Voting Agreement, is not a party or subject to any agreement or understanding, which affects or relates to the voting or giving of written consents with respect to any securities of the Company.

3.19 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the Related Agreements, the issuance of the Units and the Conversion Shares pursuant to this Agreement and the Exchange Agreement, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.20 Environmental and Safety Laws. To the Company’s knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge, after reasonable investigation, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

3.21 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the

Units and the Conversion Shares and the issuance of Units pursuant to the Exchange Agreement will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Units issuable pursuant to this Agreement or the Exchange Agreement to any person or persons, or take any other action, so as to bring the sale of such Units by the Company within the registration provisions of the Securities Act or any state securities laws.

3.22 Full Disclosure. The Company has provided the Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Units pursuant to this Agreement and the Exchange Agreement and to the Company’s knowledge, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the Exhibits hereto, the Related Agreements nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company’s knowledge, there are no facts which (individually or in the aggregate) will have a Material Adverse Effect that have not been set forth in the Agreement, the Exhibits hereto, the Related Agreements or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

3.23 Minute Books. The minute books of the Company made available to the Purchasers contain a complete summary of all formal meetings of the directors and the stockholders of the Company since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

3.24 Real Property Holding Corporation. The Company is not, and has not been during the prior five years, a real property holding corporation within the meaning of Section 897(c)(2) of the Code and any regulations promulgated thereunder.

3.25 Insurance. The Company has in full force and effect general business liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company and sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect directors and officers insurance in the amount of $2,000,000.

3.26 Tax Elections. The Company has not elected to be treated as an “S” corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material adverse effect on the Company, its financial condition, its business as presently conducted or its present properties or material assets.

3.27 Business Plan. The Company is engaged primarily in the business of providing wireless, voice and data communications solutions to enterprises, on-line businesses, national retailers and their respective end-users.

3.28 Criminal History. To the Company’s knowledge, during the past ten (10) years, no Company director, officer or management member has been arrested or convicted of any material crime, nor have any of them been bankrupt or an officer or director of a bankrupt company.

3.29 Small Business Concern. The Company (together with its “affiliates” as that term is defined in Title 13 of the Code of Federal Regulations (“C.F.R.”), § 121.103) is a “small business concern” within the meaning of the Small Business Investment Act of 1958, and the regulations thereunder, including § 121.802(a) of Title 13 of the C.F.R

3.30 Corporate Documents. Except for amendments necessary to satisfy the representations, warranties or conditions contained in this Agreement (the form of which amendments has been approved by the Purchasers), the Certificate of Incorporation and Bylaws of the Company are in the form previously provided to the Purchasers.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.10 of the Investor Rights Agreement may be limited by applicable laws.

4.2 Investment Representations. Purchaser understands that neither the Units nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Units are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

(a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares, the Warrants or the Conversion Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Warrants or the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Units or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

(b) Acquisition for Own Account. Purchaser is acquiring the Units and the Conversion Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act. Further, TCV IV, L.P. represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act.

(e) Company Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment. This Section 4.2(e) shall not limit the right of the Purchaser to rely on the representations and warranties of the Company set forth in Section 3 hereof.

(f) Rule 144. Purchaser acknowledges and agrees that the Shares, the Warrants and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g) Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares, the Warrants and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Related Agreements.

5. CONDITIONS TO CLOSING.

5.1 Conditions to Purchasers’ Obligations at the Closing. Each of the Purchasers’ obligations to purchase the Units at the Closing are subject to the satisfaction, at or prior to such date, of the following conditions, the waiver of which shall not be effective against any Purchaser who does not consent thereto:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of such date and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such date.

(b) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements.

(c) Filing of Certificate of Incorporation. The Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect as of the Closing.

(d) Corporate Documents. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

(e) Reservation of Conversion Shares. The Conversion Shares shall have been duly authorized and reserved for issuance upon such conversion or exercise, as the case may be.

(f) Compliance Certificate. The Company shall have delivered to the Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (b), (c) and (e) of this Section 5.1 have been satisfied, and stating that there shall have been no Material Adverse Effect since the Statement Date.

(g) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by the parties thereto. The stock certificates representing the shares subject to the Investor Rights Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth in the Investor Rights Agreement.

(h) Right of First Refusal and Co-Sale Agreement. The Co-Sale Agreement shall have been executed and delivered by the parties thereto. The stock certificates representing the shares subject to the Co-Sale Agreement shall have been delivered to the

Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth in the Co-Sale Agreement.

(i) Voting Agreement. The Voting Agreement shall have been executed and delivered by the parties thereto. The stock certificates representing the shares subject to the Voting Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth in the Voting Agreement.

(j) Management Letter. The Company shall have delivered to the Purchasers a management rights letter in substantially the form attached hereto as Exhibit J.

(k) Legal Opinion. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit K.

(l) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

(1) Certified Charter Documents. A copy of the Company’s Certificate of Incorporation (certified by the Delaware Secretary of State) and Bylaws, each certified by the Secretary of the Company as true and correct as of the Closing.

(2) Secretary’s Incumbency Certificate. A certificate of the Secretary or an Assistant Secretary or other officer of the Company certifying the names of the officers of the Company authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

(3) Corporate Actions. A copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing the approval of this Agreement and the Related Agreements, the election of the Board of Directors and the other matters contemplated hereby, certified by the Secretary of the Company to be true, complete and correct.

(4) Good Standing Certificate. A good standing certificate issued by the Delaware Secretary of State and any other state where the Company is qualified to do business dated within three (3) days prior to the Closing.

(m) Assignment of Inventions, Non-Disclosure and Non-Competition Agreement. The Company and each of its former senior management and current employees, senior management, officers and consultants, shall have entered into the Assignment of Inventions, Non-Disclosure and Non-Competition Agreement.

(n) Due Diligence. The Purchasers shall have completed, to their sole satisfaction, their due diligence review of the Company.

(o) Blue Sky Approvals. The Company shall have obtained all necessary Blue Sky Law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Units to be sold at the Closing or at such time thereafter as may be required by applicable statute.

(p) Board of Directors. The directors of the Company shall be David Steinberg, Jack Kemp, Jay Hoag, Robert Fox, Mark Levine, John Sculley and Ira Brind, and the Company shall have entered into an Indemnification Agreement with Mr. Hoag in substantially the form attached hereto as Exhibit L.

(q) Exchange Agreement. The Company and the Purchasers shall have executed and delivered the Exchange Agreement and the Company and holders of shares of Series D-4 Preferred Stock shall have executed and delivered the form of Exchange of Equity Agreement attached hereto as Exhibit M.

(r) Stock Purchase Agreements. Stockholders of the Company reasonably satisfactory to each of the Purchasers shall have executed and delivered Stock Purchase Agreements in the forms attached hereto as Exhibit N.

5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Units at Closing to each Purchaser purchasing Units at such Closing (a “Participating Purchaser”) is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a) Payment. Each Participating Purchaser shall have delivered to the Company payment in accordance with Section 2.

(b) Representations and Warranties True. The representations and warranties in Section 4 made by each Participating Purchaser shall be true and correct at the date of such Closing with the same force and effect as if they had been made on and as of said date.

(c) Performance of Obligations. Such Participating Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Participating Purchaser on or before such Closing.

(d) Related Agreements. Each of the Related Agreements shall have been executed and delivered by such Participating Purchaser.

(e) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to such Closing).

(f) Exchange Agreement. The Company and the Purchasers shall have entered into the Exchange Agreement and the Company and the holders of shares of Series D-4 Preferred Stock shall have executed and delivered the form of Exchange of Equity Agreement attached hereto as Exhibit M.

6. MISCELLANEOUS.

6.1 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York (without regard to the choice of law or conflicts of law provisions thereof.

6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares, Warrants or Conversion Shares from time to time.

6.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Related Agreements, the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6 Amendment and Waiver.

(a) This Agreement may be amended or modified only by the written consent of the Company and holders of at least a majority of the Conversion Shares that have not been sold to the public (assuming the full conversion and exercise of any then outstanding Shares and Warrants).

(b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Conversion Shares that have not been sold to the public (assuming the full conversion and exercise of any then outstanding Shares and Warrants).

(c) Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements, the Warrants or the Certificate of Incorporation, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser’s part of any breach, default or noncompliance under this Agreement, the Related Agreements, the Warrants or under the Certificate of Incorporation or any waiver on such party’s part of any provisions or conditions of the Agreement, the Related Agreements, the Warrants, or the Certificate of Incorporation must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Certificate of Incorporation, the Bylaws, or otherwise afforded to any party, shall be cumulative and not alternative.

6.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to a Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or such Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

6.9 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall reimburse the Purchasers for the reasonable fees and expenses associated with any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the purchase of securities from the Company hereunder and from certain stockholders of the Company pursuant to the forms of Stock Purchase Agreements attached hereto as Exhibit M, and up to $50,000 of the fees and expenses incurred in connection with the transactions contemplated by this Agreement by special counsel for the Purchasers, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. The Purchasers acknowledge that payment of attorneys’ fees and expenses by the Company raises a potential conflict of interest and hereby consent to the payment set forth herein.

6.10 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.11 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.13 Broker’s Fees. Except as set forth in the Schedule of Exceptions, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. The Company shall be responsible for any broker’s or finder’s fees or other commissions disclosed on the Schedule of Exceptions. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.13 being untrue.

6.14 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Units and Conversion Shares.

6.15 Confidentiality. Each party hereto agrees to adhere to the confidentiality obligations as set forth in the Related Agreements.

6.16 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

6.17 Mutual Drafting. This Agreement is the result of the joint efforts of the Company and each of the Purchasers, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party’s involvement in the drafting thereof.

6.18 Characterization of Contingent Warrants. The parties hereto acknowledge and agree that the issuance and sale of the Contingent Warrants is intended to constitute a purchase price adjustment within the meaning of Treasury Regulation Section 1.305-1(c) and that each such party’s tax returns and reports shall treat the Contingent Warrants (and transactions related thereto) in a manner and form consistent with such characterization.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this SERIES E CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

INPHONIC, INC.

By:	/s/ David A. Steinberg
David A. Steinberg
Chairman and Chief Executive Officer

Address:	1010 Wisconsin Avenue, N.W.
Suite 250
Washington, D.C. 20007

INPHONIC, INC.

SERIES E CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

TCV IV, L.P.
TCV IV STRATEGIC PARTNERS, L.P.,
Delaware limited partnerships

By:	Technology Crossover Management IV, L.L.C.
Their:	General Partner

By:	/s/ Carla S. Newell
Name:	Carla S. Newell
Title:	Attorney in Fact